SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 13, 2018

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
The Board of Directors (the "Board") of Craft Brew Alliance, Inc. (the "Company"), elected João Paulo Falcão Vieira as a director of the Company effective June 13, 2018, for a term ending at the 2019 Annual Meeting of Shareholders, subject to any required regulatory approval from the Alcohol and Tobacco Tax and Trade Bureau and various state liquor control regulatory authorities. Mr. Falcão Vieira was designated by Anheuser-Busch, LLC ("A-B"), to replace Michael R. Taylor, pursuant to Section 2.1(p) of that certain Amended and Restated Exchange and Recapitalization Agreement dated May 1, 2011, as amended by Amendment No. 1 dated August 23, 2016 (the "Exchange Agreement"), which gives A-B the right to designate up to two individuals to serve on the Board.

Mr. Falcão Vieira will receive compensation for his service on the Board consistent with the Company's standard practices for non-employee directors, as described in Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 9, 2018, which description is incorporated herein by reference.

As Mr. Falcão Vieira is an employee of Anheuser-Busch Companies, LLC ("ABC"), he does not qualify as an Independent Director as defined in NASDAQ Listing Rule 5605(a)(2). Accordingly, it is not currently anticipated that he will serve as a voting member of any Board committee, but may attend meetings of the Board’s Nominating and Governance Committee and Audit Committee as a non-voting observer.

There are no transactions in which Mr. Falcão Vieira has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Falcão Vieira and any other executive officer or director of the Company. Other than the Exchange Agreement described above, there are no arrangements or understandings between Mr. Falcão Vieira and any other persons or entities pursuant to which Mr. Falcão Vieira was appointed as a director of the Company.

Mr. Falcão Vieira currently serves as a Vice President for the North America Zone of ABC. Prior to joining ABC in 2017, Mr. Falcão Vieira held various roles in Mergers and Acquisitions, Sales and The High End division of AmBev Brazil a subsidiary of Anheuser-Busch InBev.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: June 19, 2018	By:	/s/Edwin A. Smith
Edwin A. Smith
Corporate Controller and Principal Accounting Officer